UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     March 3, 2009

RADIANT SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Georgia	0-22065	11-2749765
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3925 Brookside Parkway, Alpharetta, Georgia	30022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code     (770) 576-6000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On March 3, 2009, the board of directors (the “Board”) of Radiant Systems, Inc. (the “Company”) determined that the base salaries to be paid to the Company’s named executive officers for the fiscal year ending December 31, 2009 will remain the same as the base salaries paid to the named executive officers for the fiscal year ended December 31, 2008. The Board also determined that no awards will be made to the named executive officers under their 2008 short-term incentive plans since the Company did not achieve its applicable financial targets.

In addition, the Board determined the awards to be granted to the named executive officers under the Company’s long-term equity incentive plan for the executives’ performance during the fiscal year ended December 31, 2008. The Board awarded non-qualified stock options and shares of restricted common stock to each of the named executive officers. The stock options and shares of restricted common stock were awarded under the terms of the Company’s Amended and Restated 2005 Long-Term Incentive Plan. The named executive officers will receive the following equity incentive compensation for 2008 performance:

Name	Number of Stock Options	Number of Restricted Shares

John H. Heyman	127,500	61,200
Alon Goren	19,688	9,450
Andrew S. Heyman	84,375	40,500
Mark E. Haidet	32,813	15,750

In recognition of the significant progress that the named executive officers made towards the Company’s three-year strategic plan during the fiscal year ended December 31, 2008, the Board also awarded discretionary cash bonuses to the named executive officers in the following amounts: John H. Heyman - $408,000; Alon Goren - $63,000; Andrew S. Heyman - $270,000; and Mark E. Haidet - $105,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIANT SYSTEMS, INC.

By:	/s/ John H. Heyman
Name:	John H. Heyman
Title:	Chief Executive Officer

Dated: March 9, 2009